Exhibit A-3






                             ENTERGY


                      STOCK INVESTMENT PLAN






               This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.




                    Dated:  October 29, 1993

 As Extended, Amended and Restated Effective: _________________, 1997

                  ENTERGY STOCK INVESTMENT PLAN

                        TABLE OF CONTENTS


ARTICLE I
          Purpose                                           1

ARTICLE II
          Definitions and Construction                      2

ARTICLE III
          Eligibility and Participation                     5

ARTICLE IV
          Offerings                                         6

ARTICLE V
          Payroll Deductions and Contributions              7

ARTICLE VI
          Granting of Options                               9

ARTICLE VII
          Exercise of Options                              10

ARTICLE VIII
          Termination of Participation                     11

ARTICLE IX
          Common Stock                                     13

ARTICLE X
          Administration                                   14

ARTICLE XI
          Miscellaneous                                    16

APPENDIX A                                                 19


                               (i)

                            ARTICLE I

                             PURPOSE


     The purpose of the Entergy Stock Investment Plan is to provide Eligible Employees of Entergy Corporation and other
Participating Employers with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock of the Company.


                           ARTICLE II

                  DEFINITIONS AND CONSTRUCTION

Section 2.01 - Definitions.

     (a) "Base Pay" shall mean an Eligible Employee's total compensation earned during a Plan Year as determined under the Code for computing taxes for FICA purposes, but excluding any bonus, overtime, incentive or other similar extraordinary remuneration earned by such Eligible Employee.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

     (c) "Committee" shall mean the committee of individuals appointed pursuant to Article X.

     (d) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company that has been made available for sale to Participants under the Plan or any successor security or security for which it has been exchanged through reorganization, merger, recapitalization, reclassification or similar transaction.

     (e) "Company" shall mean Entergy Corporation, a Delaware corporation, and any successor to all or a major portion of its property or business, including, without limitation, the surviving corporation following a merger or consolidation involving Entergy Corporation.

     (f) "Effective Date" shall mean April 1, 1994, the effective date of this Plan, subject to the provisions of Section
9.03.

     (g) "Eligible Employee" shall mean, with respect to a particular Plan Year, any regular, full-time employee of a Participating Employer as of the Offering Commencement Date of such Plan Year, including, without limitation, regular, full-time employees who, on such Offering Commencement Date, are on a paid leave of absence. Notwithstanding the immediately preceding sentence, the following individuals shall not be treated in any event as Eligible Employees:

                    (i)  any director of the Company or any
               employee of the Company or of a Related
               Corporation who is an officer of the Company as defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934;

                    (ii) any employee who is on unpaid leave of
               absence as of the Offering Commencement Date; and

                    (iii) any employee who is included in any
               collective bargaining unit covered by a collective bargaining agreement with the Company or any other Participating Employer, unless the employees of such collective bargaining unit are designated in writing by the Committee as "Eligible Employees".

     (h) "Offering" shall mean each of the six consecutive annual offerings of Common Stock beginning on the Offering
Commencement Date of the applicable Plan Year and ending on the Offering Termination Date of such Plan Year.

     (i) "Offering Commencement Date" shall mean the first day of each Plan Year for which an Offering is made under the Plan.

     (j) "Offering Termination Date" shall mean the last day of each Plan Year for which an Offering is made under the Plan.

     (k) "Option" means the option to purchase Common Stock as provided in Section 6.01.

      (l) "Option Price" shall mean the option price as defined in Section 6.02.

     (m) "Option Shares" means the largest whole number of shares of Common Stock that a Participant is granted the Option to purchase under Section 6.01.

     (n) "Participant" shall mean any Eligible Employee who is or becomes eligible for participation in an Offering under the Plan in accordance with the provisions of Section 3.01 and completes the enrollment procedures authorizing payroll deductions in accordance with the provisions of Section 3.03.

     (o) "Participating Employer" shall mean the Company and any Related Corporation that may, from time to time, be designated in writing by the Committee as a Participating Employer in the Plan. Notwithstanding the foregoing, the Participating Employers for the first Plan Year shall include, but not necessarily be limited to, those companies set forth on the list attached hereto and made a part hereof as Appendix A.

     (p) "Plan" shall mean the Entergy Stock Investment Plan, as set forth herein, and as may be amended from time to time. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor is the Plan a qualified plan under Code 401.

     (q) "Plan Year" shall mean each of the six consecutive twelve month periods commencing April 1 and ending March 31 of the following calendar year. The first Plan Year with respect to this Plan is the twelve month period beginning April 1, 1994, and ending March 31, 1995, and the final Plan Year with respect to this Plan will be the twelve month period beginning April 1, 1999, and ending March 31, 2000.

     (r) "Related Corporation" shall include the Company and any corporation 50% or more of whose stock (based on voting power or value) is now or hereafter owned, directly or indirectly, by the Company.

Section 2.02 - Construction.

     Wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of articles, sections, and subsections are inserted for convenience of reference. They do not constitute a part of this Plan and are not to be considered in the construction hereof.

                           ARTICLE III

                  ELIGIBILITY AND PARTICIPATION

Section 3.01 - Eligibility.

     Any Eligible Employee who is employed by a Participating Employer as of the Effective Date shall be eligible to enroll as a Participant in the initial Offering under the Plan in the manner set forth in Section 3.03. Thereafter, any Eligible Employee who is employed by a Participating Employer as of a particular Offering Commencement Date shall be eligible to enroll as a Participant in the applicable Offering, also in accordance with Section 3.03.

Section 3.02 - Termination of Eligibility.

     Termination of an Eligible Employee's employment, for whatever reason, shall terminate such Eligible Employee's eligibility to participate in future Offerings under the Plan, as well as the right to exercise the Option granted with respect to the then current Offering under the Plan. For purposes of Plan eligibility, an Eligible Employee who during the course of the Plan Year commences an approved unpaid leave of absence shall be deemed to have continued employment through the Offering Termination Date for the then current Plan Year unless (1) the employment of such individual terminates at any time prior to such date, or (2) such individual fails to return to regular full-time employment upon the first regular business day following the expiration date of any such approved leave during the Plan Year.

Section 3.03 - Commencement of Participation.

     An Eligible Employee shall become a Participant with respect to an Offering under the Plan by enrolling in the Offering. A Participant may enroll in an Offering only by authorizing payroll deductions through BETSY (Benefits Electronic Transaction System), or such other electronic or manual enrollment system as the Committee may establish, on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering. The purpose of such payroll deductions is to provide funds to be credited to the Participant's account for the purchase of the Common Stock which is the subject of the Offering pursuant to Section 7.01. Payroll deductions for a Participant shall commence as of the applicable Offering Commencement Date, when the Participant's authorization for payroll deductions becomes effective, and shall end as of the Offering Termination Date of the Offering, unless sooner suspended as provided in Section 5.01(b), or terminated as provided in Article VIII.


                           ARTICLE IV

                            OFFERINGS

     The Plan shall be implemented by six consecutive annual Offerings of Common Stock. The Offering Commencement Date of the first annual Offering shall be the Effective Date. Thereafter, the Offering Commencement Date of any future annual Offering will be the first day of the Plan Year corresponding to that Offering.


                            ARTICLE V

              PAYROLL DEDUCTIONS AND CONTRIBUTIONS

Section 5.01 - Amount of Deduction.

     (a) Election. At the time a Participant enrolls in an Offering by authorizing payroll deductions to be credited to the Participant's account during the applicable Plan Year pursuant to
Section 3.03, such Participant shall elect to have deductions made from such Participant's payroll check on each payday during the time such individual remains a Participant in an Offering. The Participant may elect to have the payroll deductions made at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of the
Participant's Base Pay or may elect to have a specified whole dollar amount deducted from each payroll check, subject to the provisions of Section 5.03.

     (b) Suspension. A Participant may suspend payroll deductions with respect to any Offering by providing written notice to the Committee, which suspension shall become effective the first day of the payroll period commencing after the date on which any such suspension notice is received by the Committee. Any such suspension shall remain effective through the end of the applicable Offering; provided, however, that subject to the Participant's right of withdrawal under Section 8.01, such suspension shall not affect the exercise of the Participant's Option pursuant to Section 7.01 to the full extent of the accumulated payroll deductions and additional cash contributions, if any, credited to the Participant's account as of the date of such suspension (less any amount charged to the Participant's account for administrative expenses, and withholding taxes, if applicable).

     (c)  Changes.  Except as provided in subsection (b) above or
Section 8.01, a Participant may not increase or decrease the amount of payroll deductions related to an Offering.

Section 5.02 - Cash Contributions.

     The Committee, in its discretion, may permit Participants to make one or more cash contributions to be credited to the Participant's account during any Plan Year. Such cash contributions shall be in addition to payroll deductions elected in accordance with Section 5.01 above and shall be subject to such terms, conditions and limitations as the Committee may, from time to time, establish.

Section 5.03 - Maximum Participant Contributions.

     Notwithstanding Section 5.02 above, the amounts contributed by a Participant in any Plan Year through payroll deductions and cash contributions, if any, shall not, in the aggregate, exceed 10% of Base Pay. All sums contributed by the Participant in excess of such maximum level shall be returned to the Participant as soon as practicable following the end of the applicable Plan Year.

Section 5.04 - Participant's Account.

     All payroll deductions from Base Pay and additional cash contributions, if any, made on behalf of a Participant shall be made on an after-tax basis and credited to the Participant's account under the Plan. Except as otherwise permitted by the Committee, a Participant may not make any additional cash payments for credit to such account. At the end of each Plan Year or as soon thereafter as is practicable, each Participant in the Offering corresponding to that Plan Year, or any prior Plan Year (who has acquired shares of Common Stock under the Plan for which certificates have not been issued), will receive a statement of that Participant's account reflecting the number of shares of Common Stock purchased in that Plan Year, if any, and the total number of shares acquired under the Plan for which certificates have not been issued. In addition, the Committee may elect to have the Plan record keeper provide interim statements on a periodic basis. The record keeper may assess an administrative fee for rendering such annual or interim statements.

Section 5.05 -Withholding Taxes.

     As of the Offering Termination Date applicable to each Plan Year, each Participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Plan Shares purchased by such Participant during such Plan Year and the Option Price paid by such Participant for such Plan Shares. This additional income is subject to income and employment tax withholding. Upon the exercise of any Option under the Plan, the Committee may cause to be withdrawn from the Participant's account an amount sufficient to satisfy all federal, state and local tax withholding requirements. Alternatively, the Committee may, in its discretion, adopt other procedures to satisfy all such withholding tax requirements including, without limitation, requiring that the Participant remit an amount necessary to satisfy such withholding obligations.

                           ARTICLE VI

                       GRANTING OF OPTIONS

Section 6.01

     On the Offering Commencement Date of each Offering, each Participant shall be deemed to have been granted an Option to purchase the largest whole number of shares of Common Stock, at the Option Price determined as provided in Section 6.02, that the amount credited to the Participant's account on the Offering Termination Date (less any amount charged to the Participant's account for administrative expenses, and withholding taxes, if applicable) will allow; provided however, that in no event shall the number of shares of Common Stock that may be purchased under such Option be such that the aggregate fair market value of such shares, when combined with that of all shares purchased by the Participant under all stock purchase plans qualified under Code 423 during the same calendar year, valued as of the Offering Commencement Date, will exceed $25,000; and, provided further that, notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an Option if, immediately after the grant, such Participant would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this Section 6.01, the rules under Code 424(d) shall apply in determining the stock ownership of any Participant.

Section 6.02 - Option Price.

     The Option Price of the Option Shares purchased with a Participant's Base Pay payroll deductions and additional cash contributions, if any, with respect to an annual Offering shall be the lower of:

     (a) 85% of the closing price of the Common Stock on the Offering Commencement Date or the nearest prior business day on which trading occurs on the New York Stock Exchange (the
     "NYSE"); or

     (b) 85% of the closing price of the Common Stock on the Offering Termination Date or the nearest prior business day on which trading occurs on the NYSE.

     If the Common Stock is not admitted to trading on the NYSE on any of the aforesaid dates for which closing prices of the Common Stock are to be determined, reference shall be made to the fair market value of the Common Stock on that date, as determined by the closing price of the Common Stock on the broadest market, as determined by the Committee, in which it is traded.


                           ARTICLE VII

                       EXERCISE OF OPTIONS

Section 7.01 - Automatic Exercise.

     Unless a Participant gives prior written notice to the Committee in accordance with Section 8.01, the Participant's Option for the purchase of Common Stock with respect to any Offering shall be deemed to have been exercised automatically (and the Option Shares shall be deemed to have been purchased) on the Offering Termination Date applicable to such Offering. No commissions will be charged in connection with the purchase of the Option Shares. Since fractional shares will not be issued under the Plan, any excess amount credited to a Participant's account that cannot be applied to the purchase of the Option Shares on the Offering Termination Date will be returned to the Participant in cash.

Section 7.02 - Non-Transferability of Options.

     Options granted to a Participant shall be exercisable only by that Participant, and may not be assigned, transferred, pledged, or otherwise disposed of in any way.

Section 7.03 - Delivery of Stock.

     At the end of each Plan Year, an entry will be made on the Company's books and records evidencing that the Option Shares purchased by each Participant with respect to the applicable Offering have been acquired by the Participant on the Offering Termination Date of that Offering; provided, however, that a Participant may, at any time thereafter, elect in writing to receive a stock certificate for all or a portion of such Option Shares, as well as any Option Shares acquired under prior Plan Offerings. As promptly as practicable after receiving written notice of such election, the Committee will cause to be delivered to the Participant a certificate registered in the Participant's name for the number of Option Shares requested.

Section 7.04 - Non-Interest Bearing Accounts.

     No interest shall be paid or allowed to any Participant on any amounts paid into the Plan or credited to the account of such Participant.

                          ARTICLE VIII

                  TERMINATION OF PARTICIPATION

Section 8.01 - Withdrawal from Offering.

     A Participant may withdraw from any Offering under the Plan by notifying the Committee in writing of such Participant's election to withdraw at any time prior to the Offering Termination Date. If a request to withdraw is received by the Committee prior to the Offering Termination Date, the amount of payroll deductions and additional cash contributions, if any, credited to the Participant's account at such time (less any amount charged to the Participant's account for administrative expenses) shall be returned to the Participant as soon as practicable. In any event, no subsequent payroll deductions shall be made or cash contributions accepted during the remainder of such Offering. In accordance with Section 11.02, the Committee may, at its option, treat any attempt by the Participant to borrow on the security of the Participant's accumulated payroll deductions or other permitted contributions as an election to withdraw from the then current Offering under the Plan.

Section 8.02 - Effect on Subsequent Participation.

     A Participant's election to withdraw from participation in any Offering shall not have any effect upon the Participant's eligibility to participate in any succeeding Offering or in any similar plan that may hereafter be adopted by a Participating Employer.

Section 8.03 - Termination of Employment.

     Upon termination of a Participant's employment for any reason, including retirement (or death while in the employ of a Participating Employer), certificates for any Option Shares acquired by the Participant pursuant to prior Offerings (for which certificates have not yet been issued), and the payroll deduction amount and additional cash contributions, if any, made by the Participant and credited to the Participant's account with respect to the current Offering (less any amount charged to the Participant's account for administrative expenses), shall be delivered or paid in cash, as applicable, to the Participant, or, in the case of the Participant's death, to the person or persons entitled thereto under Section 11.01.

Section 8.04 - Leave of Absence.

     (a) Paid Leave. A Participant on paid leave of absence shall, subject to any withdrawal election made by such Participant pursuant to Section 8.01, continue to be a Participant with respect to the then current Offering so long as such Participant is on continuous paid leave of absence or otherwise remains an Eligible Employee through the applicable Offering Termination Date.

     (b)  Unpaid Leave.   Subject to subsection (c) below, a
Participant who takes an approved unpaid leave of absence commencing subsequent to the Offering Commencement Date applicable to any Offering shall be permitted to continue participation in such Offering so long as the Participant remains on continuous approved leave of absence or otherwise remains an Eligible Employee through the applicable Offering Termination Date.

     (c) The Committee shall determine whether or not any leave of absence shall constitute a termination of employment or an approved unpaid leave of absence within the meaning of the Plan.

Section 8.05 - Termination of Plan

     In the event of the Termination of the Plan, certificates for any Option Shares acquired by each Participant pursuant to prior Offerings (for which certificates have not yet been issued), and the payroll deduction amount and additional cash contributions, if any, made by each such Participant and credited to such Participant's account with respect to the then current Offering (less any amount charged to the Participant's account for administrative expenses), shall be delivered or paid in cash, as applicable, to such Participant, or in the case of such Participant's death, to the person or persons entitled thereto under Section 11.01.

                           ARTICLE IX

                          COMMON STOCK

Section 9.01 - Maximum Shares.

     The maximum number of shares of Common Stock that shall be issued under the Plan shall be four million (4,000,000). The shares of Common Stock issued under the Plan shall be purchased from the Company and issued out of the Company's authorized but unissued shares, or from shares held by the Company as treasury stock. If the total number of shares for which Options are exercised on any Offering Termination Date in accordance with
Article VII would cause the maximum number of shares authorized herein to be exceeded, the Committee shall make a pro rata allocation of the shares available for purchase in as nearly a uniform manner as shall be practicable, and as it shall determine to be equitable. Any excess amount credited to a Participant's account that cannot be applied to the purchase of Common Stock will be returned to the Participant in cash.

Section 9.02 - Participant's Interest in Option Shares.

     A Participant shall have no interest in any Option Shares until the Option applicable thereto has been exercised.

Section 9.03 - Restrictions on Exercise

     All shares of Common Stock issued and sold hereunder shall be fully listed, upon official notice of issuance, upon a stock exchange, and a registration statement under the Securities Act of 1933, as amended, shall be effective with respect thereto. If either of these conditions should at any time not be satisfied and be incapable of being cured within a reasonable time, this Plan shall immediately terminate and certificates for Option Shares and amounts credited to the accounts of Participants shall be delivered or paid in cash, as applicable, to Participants pursuant to Section 8.05.

                            ARTICLE X

                         ADMINISTRATION

Section 10.01 - Appointment of Committee.

     The Chairman of the Board of Directors of the Company shall appoint a Committee to administer the Plan, which shall consist of no fewer than three members selected from directors, officers or employees of the Company or a Related Corporation. No member of the Committee shall be eligible to purchase Common Stock under the Plan.

Section 10.02 - Authority of Committee.

     Subject to the express provisions of the Plan, the Committee shall have plenary and exclusive authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive and binding on the Participants.

Section  10.03  -  Rules  Governing  the  Administration  of  the
Committee.

     The Chairman of the Board of Directors of the Company may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings by means of conference telephone or similar communications equipment, provided that all persons participating in the meeting can hear and communicate with each other. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

Section 10.04 -  Notice.

     Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Committee as of the earliest of the following dates:

          (i) the date it is personally delivered to Entergy Services, Inc., System Compensation Department, whose offices are located at 639 Loyola Avenue, New Orleans, LA 70113 or to such other address as the Committee may, from time to time, designate upon written notice to the Participants;

          (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the ESIP Committee, c/o, Entergy Services, Inc., System Compensation Department, P. O. Box 61000, New Orleans, La. 70161; or

          (iii) the date of any written confirmation by the Committee addressed to the Participant (at such Participant's work location or last known address) acknowledging receipt of any such direction, revocation or notice.

     Except as otherwise expressly authorized by the Committee upon written notice to the Participants, any notice delivered to the Committee by means other than described above shall not be effective unless and until receipt is confirmed in writing by the Committee.

                           ARTICLE XI

                         MISCELLANEOUS.

Section 11.01 - Effect of Participant's Death.

     Upon the death of a Participant, the Company shall deliver certificates for any Option Shares acquired by the Participant pursuant to prior Offerings (for which certificates have not yet been issued), and all cash credited to the Participant's account for the current Offering (less any amount charged to the Participant's account for administrative expenses), to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee, in its discretion, may deliver certificates for such Option Shares and cash to the spouse or to any one or more dependents of the Participant as the Committee may designate. No executor, administrator or beneficiary of a Participant's estate shall, prior to the death of such Participant, acquire any interest in any Option Shares or cash credited to the Participant's account under the Plan.

Section 11.02 - Transferability.

     Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant only. Neither payroll Base Pay deductions nor additional cash contributions, if any, made by the Participant and credited to a Participant's account under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 8.01. Except as provided in Section 11.01, any rights of a Participant to receive Common Stock under the Plan may not be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution.

Section 11.03 - Use of Funds.

     All payroll deductions and additional cash contributions, if any, received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such funds.

     It is a condition of the Plan (to which the Participant expressly agrees by enrolling in the Plan) that neither the Participant, nor any other person or entity, shall look to any person or entity other than the Company for the funding and distribution of Common Stock under the Plan or the applicable Participating Employer for the distribution of amounts credited to the Participant's account under the Plan. The Participant, or any other person or entity having or claiming a right to benefits hereunder, shall rely solely on the unsecured obligation of the Company and/or Participating Employer set forth herein. Nothing in this Plan shall be construed to give the Participant, or any such person or entity, any right, title, interest, or claim in or to any specific asset, fund reserve, account or property of any kind whatsoever, now or hereafter owned by the Company, the Participating Employer or any Related Corporation. However, the Participant, or any such person or entity, shall have the right to enforce the Participant's claim against the Company or applicable Participating Employer in the same manner as any other unsecured creditor of such entities.

Section 11.04 - Adjustment Upon Changes in Capitalization.

     (a) If, while any Options are outstanding, the outstanding shares of Common Stock have increased, decreased, changed into, or been exchanged for a different number of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number of shares that are subject to purchase under such outstanding Options and in the Option Price applicable thereto. No adjustments shall be made for stock dividends. For purposes of this Section 11.04(a), any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

     (b) Upon the dissolution or liquidation of the Company, the Plan shall immediately terminate and certificates for Option Shares and amounts credited to the accounts of Participants shall be delivered or paid in cash, as applicable, to Participants pursuant to Section 8.05.

Section 11.05 - Amendment and Termination.

     The Board of Directors of the Company shall have complete power and authority to terminate or amend the Plan. No such termination, modification, or amendment of the Plan may, without the consent of the Participants, adversely affect the rights of such Participants with respect to Options granted for the then current Plan Year or with respect to Option Shares acquired in previous Plan Years. Any such termination, modification, or amendment shall be given effect only as to any future Plan Years.

Section 11.06 - No Employment Rights.

     The Plan does not, directly or indirectly, create in any Eligible Employee or class of Eligible Employees any right with respect to continuation of employment by a Participating Employer, and it shall not be deemed to interfere in any way with a Participating Employer's right to terminate, or otherwise modify, an Eligible Employee's employment at any time.

Section 11.07 - Effect of Plan.

     The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors in interest of each Eligible Employee participating in the Plan, including, without limitation, such Eligible Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Eligible Employee.

Section 11.08 - Governing Law.

     The law of the State of Louisiana will govern all matters relating to this Plan, except to the extent it is superseded by the laws of the United States.


                           APPENDIX A

The initial list of Participating Employers in the Entergy Stock
Investment Plan includes, without exception:

               1.   Entergy Corporation
               2.   Entergy Arkansas, Inc.
               3.   Entergy Louisiana, Inc.
               4.   Entergy Mississippi, Inc.
               5.   Entergy New Orleans, Inc.
               6.   Entergy Services, Inc. ("ESI")
               7.   Entergy Operations, Inc. ("EOI")


The Committee may from time to time add and, as to the future
Offerings, remove Participating Employers by written restatement of this Appendix A.